PERFORMANCE STOCK UNIT AWARD AGREEMENT
(Under the Kaman Corporation
Amended and Restated 2013 Management Incentive Plan)

Name of Participant: [____________]

No. of PSUs: [______]

Grant Date: [____________]

Performance Period: [____________] through [_____________]

This Performance Stock Unit Award Agreement (the “Agreement”) is between Kaman Corporation, a Connecticut corporation (the “Company”), and the Participant named above (the “Participant”), a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of performance-based Restricted Stock Units (“Performance Stock Units”). This Agreement is effective as of the Grant Date set forth above.

The Company wishes to award to the Participant Performance Stock Units representing the opportunity to earn Shares, or cash or other property in lieu of Shares, subject to the terms and conditions set forth in this Agreement, in order to carry out the purpose of the Company’s Amended and Restated Kaman Corporation Amended and Restated 2013 Management Incentive Plan (the “Plan”).

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.Award of Performance Stock Units.

The Company hereby grants to the Participant, effective as of the Grant Date, an Award of Performance Stock Units for that number of Performance Stock Units set forth above (the “PSUs”), on the terms and conditions set forth in this Agreement and the Plan. Each PSU represents the right to receive one Share, or cash or other property in lieu of one Share, subject to the terms and conditions set forth herein.

2.Rights with Respect to the PSUs.

The PSUs granted hereunder do not and shall not give the Participant any of the rights and privileges of a shareholder of the Company. The Participant’s rights with respect to the PSUs shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the PSUs lapse, in accordance with Sections 3 or 4 hereof. The Participant’s right to receive Shares, cash payments and other distributions with respect to the PSUs is more particularly described in Section 7 hereof.

3.Vesting.

(a)Subject to the terms and conditions of this Agreement, including the clawback and forfeiture provisions under Section 6 below, the Earned PSUs (as defined below), if any, shall vest, and the restrictions with respect to the PSUs shall lapse, on the dates and in the amounts set forth in this Agreement if the Participant remains continuously employed by the Company or a Subsidiary until the date the Participant becomes vested in accordance with the terms and conditions of this Agreement.

(b)The number of PSUs that shall become earned, if any (the “Earned PSUs”), following the end of the Performance Period shall be determined (i) with respect to fifty percent (50%) of the PSUs by multiplying such PSUs by the Relative TSR Earned Percentage, calculated as set forth in Exhibit A to this Agreement, which percentage may range from zero to two hundred percent (200%) and (ii) with respect to the remaining fifty percent (50%) of the PSUs by multiplying the PSUs by the ROIC Earned Percentage, calculated as set forth in Exhibit B to this Agreement, which percentage may range from zero to two hundred percent (200%).

(c)The Earned PSUs, if any, shall vest on the last day of the Performance Period (the “Vesting Date”).

(d)The calculations under this Section 3 shall be made by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) following the end of the Performance Period and any vesting resulting from such calculations shall be effective as of the Vesting Date. Any PSUs that do not vest on the Vesting Date pursuant to the terms of Section 3 or 4 hereof shall be immediately and irrevocably forfeited, including the right to receive cash payments and other distributions pursuant to Sections 7(c) and (d) hereof, as of the Vesting Date.

(e)The Committee shall have the authority to make any determinations regarding questions arising from the application of the provisions of this Section 3, which determination shall be final, conclusive and binding on the Participant and the Company.

4.Termination of Employment; Forfeiture.

If the Participant ceases to be employed by the Company or a Subsidiary prior to the vesting or forfeiture of the PSUs pursuant to Section 3 hereof, the Participant’s rights to all of the PSUs shall be immediately and irrevocably forfeited, including the right to receive cash payments and other distributions pursuant to Sections 7(c) and (d) hereof. Notwithstanding the foregoing, the PSUs shall vest subject to the terms and conditions of this Agreement, including the clawback and forfeiture provisions under Section 6 below:

(a)If the Participant’s employment with or other service to the Company or a Subsidiary terminates during the Performance Period because of death or Disability (as defined in Section 22(e)(3) of the Code), then the number of PSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PSUs, if any, shall become vested on a pro rata basis by multiplying a fraction, the numerator of which shall be the number of calendar days from the beginning of the Performance

Period to the date of the Participant’s termination of employment and the denominator of which shall be the total number of calendar days during the Performance Period.

(b)In the event that the Participant’s employment with the Company or a Subsidiary terminates other than for “Cause” (as defined below) (i) after attaining age 62 with at least five years of employment service or (ii) after attaining age 65 (a “Retirement”) during the Performance Period, then the number of PSUs that become earned shall be determined at the end of the Performance Period in accordance with Section 3(b) hereof, and the Earned PSUs, if any, shall become vested on a pro rata basis by multiplying a fraction, the numerator of which shall be the number of calendar days from the beginning of the Performance Period to the date of the Participant’s termination of employment and the denominator of which shall be the total number of calendar days during the Performance Period. For purposes of this Agreement, “Cause” means (x) the willful refusal by the Participant to perform proper responsibilities of the Participant’s position with the Company or a Subsidiary, (y) a violation of law by the Participant which adversely affects the assets, financial position or reputation of the Company or a Subsidiary, or (z) a violation by the Participant of any code of ethics, code of conduct or similar policy maintained by the Company or a Subsidiary. A Participant’s service shall be deemed to have terminated for Cause if, after the Participant’s service has terminated, facts and circumstances are discovered that would have justified a termination for Cause.

5.Restriction on Transfer.

Except as contemplated by Section 7(a), none of the PSUs may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the PSUs, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the PSUs.

6.Application of Clawback Policy and Stock Ownership Policy.

The PSUs and any rights to Shares, cash or other property in connection with the PSUs and any other incentive compensation paid to or received by the Participant, including annual cash incentive compensation granted to the Participant under the Plan, are subject to terms and conditions of the Kaman Corporation Compensation Recoupment Policy and any other Company clawback policy and Company minimum stock ownership policy as may be in effect from time to time (the “Policies”). By accepting the PSUs, the Participant voluntarily agrees and acknowledges that: (a) the Policies are part of this Performance Stock Unit Award Agreement, (b) the Company may cancel the PSUs, require reimbursement of Shares, cash or other property acquired under the PSUs or any other incentive compensation paid to or received by the Participant, including annual cash incentive compensation granted to the Participant under the Plan and effect any other right of recoupment as provided under the Plan or otherwise in accordance with the Policies as they currently exist or as they may from time to time be adopted or modified in the future by the Company, and (c) the Participant may be required to repay to the Company certain previously paid compensation, whether provided under the Plan, the PSUs, or otherwise in accordance with the Policies. The Company’s rights under this Section 6 shall be in addition to its rights under Section 24 of the Plan.

7.Settlement of PSUs.

(a)No Shares, or cash or other property in lieu of Shares, shall be issued to the Participant (or the Participant’s beneficiary or, if none, the Participant’s estate in the event of the Participant’s death) prior to the date on which the applicable PSUs vest, in accordance with the terms and conditions set forth in this Agreement.

(i)Except as otherwise provided in this Section 7(a), the Company shall promptly following the end of the Performance Period, as applicable, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the last day of the Performance Period, as applicable, with respect to PSUs that vest pursuant to Section 3(c) hereof, subject to any applicable withholding taxes pursuant to Section 9 hereof, cause the Shares underlying the Participant’s vested PSUs (as adjusted by the applicable Earned Percentage) to be delivered to the Participant in a manner the Committee deems appropriate, including by a certificate or electronically transfer to the Participant by book-entry (the date of such delivery, the “Settlement Date”). The Committee may, in its sole discretion, elect to deliver to the Participant cash or other property in lieu of the Shares underlying the Participant’s vested PSUs (as adjusted by the applicable Earned Percentage) provided such cash or other property is in an amount equal to the Fair Market Value of such Shares on the Settlement Date.

(ii)In the event that the Participant’s employment terminates in accordance with the provisions of Section 4(a) or Section 4(b) hereof, the Company shall (x) promptly following the last day of the Performance Period, but no later than the 15th day of the third month following the end of the Company’s taxable year that includes the last day of the Performance Period, with respect to PSUs that vest pursuant to Section 4(a) or Section 4(b) hereof on account of the Participant’s termination of employment with the Company on or prior to the Vesting Date, subject to any applicable withholding taxes pursuant to Section 9 hereof, cause the Shares underlying the Participant’s vested PSUs (as adjusted by the applicable Earned Percentage) to be delivered to the Participant or the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in a manner the Committee deems appropriate, including by a certificate or electronically transfer to the Participant by book-entry. The Committee may, in its sole discretion, elect to deliver to the Participant, or the Participant’s legal representatives, beneficiaries or heirs, as the case may be, cash or other property in lieu of the Shares underlying the Participant’s vested PSUs (as adjusted by the applicable Earned Percentage) provided such cash or other property is in an amount equal to the Fair Market Value of such Shares on the Settlement Date.

(b)Notwithstanding the foregoing, any distribution (including any distribution of amounts otherwise described in Sections 7(c) and (d) below) to any “specified employee” as determined in accordance with procedures adopted by the Company that reflect the requirements of Section 409A(a)(2)(B)(i) of the Code (and any applicable guidance thereunder), that constitutes “deferred compensation” under Section 409A of the Code and is on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) shall be made as soon as reasonably practicable after the first day of the seventh month following such separation from service (or, if earlier, the date of the specified employee’s death) as required to comply with Section 409A of the Code. The Company will not deliver any fractional Share and will not make any cash payment related to any fractional Share; instead, any fractional Share will be eliminated by rounding upward to the nearest whole share if the fractional is 0.5 or greater and otherwise downward to the nearest whole Share. In the event of the Participant’s death after the Participant’s Retirement or termination of employment and before payment, the number of Shares otherwise deliverable and the amount otherwise payable under Section 7(a) shall be delivered or paid, as applicable, to the Participant’s beneficiary or, if none, the Participant’s estate as soon as practicable after the Participant’s death. No transfer by will or the applicable laws of descent and distribution of any PSUs which vest by reason of the Participant’s death shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

(c)On each date on which Shares, cash or other property in lieu of Shares under Section 7(a) are delivered to the Participant (or the Participant’s beneficiary or, if none, the Participant’s estate in the event of the Participant’s death), the Company shall also deliver to the Participant (or the Participant’s beneficiary or, if none, the Participant’s estate in the event of the Participant’s death) the number of additional Shares, the number of any other securities of the Company and the value or actual issuance of any other property (in each case as determined by the Committee) (except for cash dividends and other cash distributions), in each case that the Company would have distributed to the Participant during the period commencing on the Grant Date and ending on the Vesting Date in respect of the Shares that are being delivered to the Participant under Section 7(a) had such shares been issued to the Participant on the Grant Date, without interest, and less any tax withholding amount applicable to such distribution. To the extent that the PSUs are forfeited prior to vesting, the right to receive such distributions shall also be forfeited.

(d)On each date on which Shares, cash or other property in lieu of Shares under Section 7(a) are delivered to the Participant (or the Participant’s beneficiary or, if none, the Participant’s estate in the event of the Participant’s death), the Company shall also deliver to the Participant (or the Participant’s beneficiary or, if none, the Participant’s estate in the event of the Participant’s death) a cash payment equal to the aggregate amount of cash dividends and other cash distributions that the Company would have paid to the Participant during the period commencing on the Grant Date and ending on the applicable vesting date in respect of the Shares that are being delivered to the Participant under Section 7(a) had such shares been issued to the Participant on the Grant Date, without interest, and less any applicable withholding taxes. To the extent that the PSUs are forfeited prior to vesting, the right to receive such cash payment shall also be forfeited.

8.Adjustments.

In the event of any event described in Section 12 of the Plan, an appropriate adjustment will be made by the Committee in respect of the PSUs under Section 12 of the Plan. Any new or additional or different Shares or securities covered by this Agreement as the result of such an adjustment will be deemed included within the term “PSUs” hereunder and will be subject to the provisions of this Agreement.

9.Taxes.

(a)The Participant acknowledges that the Participant will consult with the Participant’s personal tax advisor regarding the income tax consequences of the grant of the PSUs, the receipt of cash payments or other distributions pursuant to Section 7 hereof, the vesting of the PSUs and the receipt of Shares, cash or other property upon the settlement of the PSUs, and any other matters related to this Agreement. In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the Participant’s sole and absolute responsibility, are withheld or collected from the Participant.

(b)In accordance with the terms of the Plan, and such rules as may be adopted by the Committee, the Participant may elect to satisfy any applicable tax withholding obligations arising from the vesting of the PSUs and the corresponding receipt of Shares and cash or other payments by (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the Shares or cash otherwise to be delivered or paid having a Fair Market Value equal to the minimum statutory withholding amount or such greater amount as may be permitted under applicable accounting standards, or (iii) delivering to the Company Shares having a Fair Market Value equal to the amount of such taxes. The Participant’s election must be made on or before the date that the amount of tax to be withheld is determined. The maximum number of Shares that may be withheld to satisfy any applicable tax withholding obligations arising from the vesting and settlement of the PSUs may not exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any federal, state, or local taxing authority with respect to such vesting and settlement of the PSUs, or such greater amount as may be permitted under applicable accounting standards, at the discretion of the Company. If the Participant does not make a tax withholding election under this Section 9(b), the Company shall withhold Shares, cash or other property as provided in Section 9(b)(ii) above.

(c)Notwithstanding any other provision in this Agreement to the contrary, any payment or benefit received or to be received by the Participant in connection with a Change in Control or the termination of employment (whether payable under the terms of this Agreement or any other plan, arrangement or agreement with the Company or one of its Subsidiaries (collectively, the “Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), but only if, by reason of such reduction, the net after-tax benefit received by the Participant shall exceed the net after-tax benefit that would be received by the Participant if no such reduction was made. Whether and how the limitation under this Section 9(c) is applicable shall be determined under the Section 280G Rules set forth in Exhibit C to this Agreement, which shall be enforceable as if set forth in this Agreement.

10.[Reserved.]

11.General Provisions.

(a)Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Participant’s request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest. To the extent that any Award granted by the Company is subject to Section 409A of the Code, such Award shall be subject to terms and conditions that comply with the requirements of Section 409A of the Code to avoid adverse tax consequences under Section 409A of the Code.

(b)Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement between the Company and the Participant with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Company and the Participant with respect to such subject matter other than those as set forth or provided for herein.

(c)Amendment of PSU Award. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee; provided, that no such amendment or modification shall adversely affect the Participant’s material rights under this Agreement without the Participant's consent, except to comply with laws, regulations or rules under Section 18.8 of the Plan.

(d)No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving the Participant the right to be retained as an employee of the Company or any Subsidiary. In addition, the Company or any Subsidiary may at any time dismiss the Participant from employment, free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

(e)Consent to Transfer of Data. By accepting this Agreement, the Participant hereby consents to the transfer of the Participant’s personal data in connection with, or as necessary or appropriate for, the administration of this award and the Plan under which it is issued.

(f)Securities Matters. The Company shall not be required to deliver any Shares, or any certificates therefore or book-entry transfer notation thereof, until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g)Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(h)Sections. Sections (if any) that are referenced but “intentionally omitted” from this Agreement shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(i)Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Connecticut, except to the extent preempted by federal law, which shall to the extent of such preemption govern.

(j)Notices.

(i)Any notice to the Company pursuant to any provision of this Agreement will be deemed to have been delivered when delivered in person to the President or Secretary of the Company, when deposited in the United States mail, addressed to the President or Secretary of the Company, at the Company’s corporate offices, when delivered to the President or Secretary of the Company by electronic mail, or when delivered to such other address as the Company may from time to time designate in writing.

(ii)Any notice to the Participant pursuant to any provision of this Agreement will be deemed to have been delivered when delivered to the Participant in person, when deposited in the United States mail, addressed to the Participant at the address on the shareholder records of the Company, when delivered to the Participant by electronic mail, or when delivered to such other address as the Participant may from time to time designate in writing.

(k)Offset. Any severance or other payment or benefits to the Participant under the Company’s plans and agreements may be reduced in the Company’s discretion, by any amounts that the Participant owes the Company under Section 6 of this Agreement, provided that any such offset occurs at a time so that it does not violate Section 409A of the Code and is permitted under applicable laws.

(l)Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.

(m)Savings Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(n)Award Agreement and Related Documents. This PSU Agreement shall have no force or effect unless the Participant has been notified by the Company, and identified in the Company’s records, as the recipient of a PSU grant.

YOU MUST REVIEW AND ACKNOWLEDGE ACCEPTANCE OF THE TERMS OF THIS AGREEMENT, INCLUDING SPECIFICALLY THE CLAWBACK AND FORFEITURE PROVISIONS UNDER SECTION 6 OF THIS AGREEMENT AND THE COMPANY’S OFFSET PROVISIONS, BY EXECUTING THIS AGREEMENT ELECTRONICALLY WITHIN 60 DAYS OF THE DATE OF GRANT; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY, AT ITS DISCRETION, EXTEND THIS DATE. FAILURE TO ACCEPT THE REFERENCED TERMS AND TO EXECUTE THIS AGREEMENT ELECTRONICALLY WILL PRECLUDE YOU FROM RECEIVING YOUR PSU GRANT.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date specified above.
KAMAN CORPORATION

By: ___________________________________
Name:
Title:

PARTICIPANT

____________________________________
Name: